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                         AMERICAN EAGLE OUTFITTERS, INC.



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                                    EXHIBIT 5

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                                                     January 22, 1998


American Eagle Outfitters, Inc.
150 Thorn Hill Drive
Warrendale, Pennsylvania 15086

         Re: Registration Statement on Form S-8
             American Eagle Outfitters, Inc. 1994 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

         We have acted as counsel for American Eagle Outfitters, Inc., an Ohio corporation ("American Eagle"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by American Eagle with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 450,000 shares of American Eagle Common Stock, without par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents, and other instruments of the registrant as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/ Porter, Wright, Morris & Arthur

                                             Porter, Wright, Morris & Arthur